Exhibit 99.1

Leslie’s, Inc. Announces

Second Quarter Fiscal 2022 Financial Results;

Raises Full Year Outlook

•
Record second quarter sales of $228.1 million, an increase of 18.5% from the prior year period; Comparable sales growth of 13.3%
•
Net loss of $(7.4) million compared to $(6.5) million in the prior year period; Adjusted net loss of $(2.7) million compared to $(2.8) million in the prior year period
•
Diluted earnings per share of $(0.04) compared to $(0.03) in the prior period and Adjusted diluted earnings per share remained consistent at $(0.01) compared to the prior year period
•
Adjusted EBITDA of $8.7 million compared to $9.5 million in the prior year period
•
Raises Fiscal 2022 sales outlook by $85 million, gross profit by $38 million, Adjusted EBITDA by $18 million, and Adjusted earnings per share by $0.06

PHOENIX, May 5, 2022 – Leslie's, Inc. ("Leslie's", "we”, "our” or "its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the second quarter of Fiscal 2022.

Mike Egeck, Chief Executive Officer, commented, "We are very pleased to report fiscal second quarter results that exceeded our expectations on the top and bottom line despite the comparison against the unprecedented 'Texas Freeze' weather driven spike in Q2 demand last year. The non-discretionary, recurring nature of after-market pool industry demand, our team’s strong execution against our strategic growth initiatives, and an advantaged inventory position were all key drivers of our performance."

“We enter pool season ready to meet the needs of our customers with our Leslie’s Connect capabilities, AccuBlue water testing solution and strong in-stock positions. We are raising our outlook for Fiscal 2022 to reflect our outperformance in the second quarter as well as an updated view of inflation and the contribution of M&A activity this year,” Mr. Egeck concluded.

For the Thirteen-Weeks Ended April 2, 2022 Highlights

•
Sales increased $35.7 million, or 18.5%, to $228.1 million compared to $192.4 million in the prior year period. Comparable sales increased 13.3% in the current year period. Comparable sales increased 35.5% in the prior year period, on a shifted based, which uses a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020.
•
Gross profit increased $13.9 million, or 19.5%, to $85.6 million compared to $71.7 million in the prior year period and gross margin increased 30 basis points to 37.5% compared to 37.2% in the prior year period.

•
Selling, general and administrative expenses ("SG&A") increased $19.2 million, or 27.3%, to $89.6 million compared to $70.4 million in the prior year period, primarily driven by the sales increase, continued investments to support our growth, and expenses associated with acquisitions completed after the end of the second quarter of Fiscal 2021.
•
Operating loss was $(4.0) million compared to operating income of $1.3 million in the prior year period.
•
Net loss was $(7.4) million compared to $(6.5) million in the prior year period.
•
Adjusted net loss was $(2.7) million compared to $(2.8) million in the prior year period.
•
Diluted earnings per share of $(0.04) compared to $(0.03) in the prior year period. Adjusted diluted earnings per share also remained consistent with the prior year period at $(0.01).
•
Adjusted EBITDA was $8.7 million compared to $9.5 million in the prior year period.

For the Twenty-Six Weeks Ended April 2, 2022 Highlights

•
Sales increased $75.5 million, or 22.4%, to $412.9 million compared to $337.4 million in the prior year period. Comparable sales increased 16.4% in the current year period. Comparable sales increased 31.1% in the prior year period, on a shifted basis, which uses a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020.
•
Gross profit increased $29.5 million, or 23.9%, to $152.9 million compared to $123.4 million in the prior year period and gross margin increased 40 basis points to 37.0% compared to 36.6% in the prior year period.
•
SG&A increased $21.5 million, or 14.6%, to $169.4 million compared to $147.9 million in the prior year period, primarily driven by the sales increase, continued investments to support our growth, and expenses associated with acquisitions completed after the end of the second quarter of Fiscal 2021. During the second quarter of Fiscal 2022, we also incurred lower non-cash equity-based compensation costs of $8.4 million and did not incur certain one-time payments of contractual amounts of $8.2 million, as compared to the prior year period. The elevated costs in Fiscal 2021 were primarily incurred in connection with our initial public offering ("IPO").
•
Operating loss improved by $8.0 million to $(16.5) million compared to $(24.5) million in the prior year period.
•
Net loss improved by $14.8 million to $(21.9) million compared to $(36.7) million in the prior year period.
•
Adjusted net loss was $(13.7) million compared to $(13.4) million in the prior year period.
•
Diluted earnings per share of $(0.12) compared to $(0.20) in the prior year period. Adjusted diluted earnings per share also remained consistent with the prior year period at $(0.07).
•
Adjusted EBITDA improved by $0.5 million to $9.8 million compared to $9.3 million in the prior year period.

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $52.0 million as of April 2, 2022 compared to $88.7 million as of April 3, 2021, a decrease of $36.7 million.
•
Inventories totaled $345.0 million as of April 2, 2022, compared to $277.9 million as of April 3, 2021, an increase of $67.1 million, or 24.2%, reflecting a continued investment to meet heightened consumer demand.
•
Funded debt totaled $846.9 million as of April 2, 2022, compared to $810.0 million as of April 3, 2021. The total as of April 2, 2022, included $45.0 million borrowed on the revolver and these borrowings were repaid in full subsequent to quarter end. There were no borrowings on the revolver as of April 3, 2021.
•
Net cash used in operating activities totaled $136.8 million during the first six months of Fiscal 2022 compared to $111.8 million during the first six months of Fiscal 2021.
•
Capital expenditures totaled $14.3 million during the first six months of Fiscal 2022 compared to $9.5 million during the first six months of Fiscal 2021.
•
Net cash used for acquisition of businesses totaled $30.0 million during the first six months of Fiscal 2022 compared to $6.0 million during the first six months of Fiscal 2021.
•
During the first six months of Fiscal 2022, we repurchased 7.5 million shares of common stock totaling $151.9 million, excluding offering costs. As of April 2, 2022, $148.1 million remained available under our existing share repurchase authorization.

Fiscal 2022 Outlook

The Company raised its outlook for the full year of Fiscal 2022:

	Current Outlook	Prior Outlook
Sales	$1,575 to $1,610 million	$1,495 to $1,520 million
Gross profit	$700 to $715 million	$665 to $675 million
Net income	$178 to 190 million	$170 to $180 million
Adjusted net income	$193 to $205 million	$183 to $193 million
Adjusted EBITDA	$315 to 330 million	$300 to $310 million
Adjusted diluted earnings per share	$1.02 to $1.10	$0.97 to $1.03
Diluted weighted average shares outstanding	187 to 189 million	187 to 189 million

Conference Call Details

A conference call to discuss the Company's financial results for the second quarter of Fiscal 2022 is scheduled for today, Thursday, May 5, 2022, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 950 physical locations, and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those included in the calculation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy, and the housing market;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from the COVID-19 pandemic;
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impacts on our business from cyber incidents and other security threats or disruptions; and
•
other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the U.S. Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Sales	$228,072	$192,441	$412,896	$337,447
Cost of merchandise and services sold	142,443	120,758	259,951	214,049
Gross profit	85,629	71,683	152,945	123,398
Selling, general and administrative expenses	89,618	70,374	169,403	147,863
Operating (loss) income	(3,989)	1,309	(16,458)	(24,465)
Other expense:
Interest expense	6,949	8,126	13,812	19,642
Loss on debt extinguishment	—	1,888	—	9,169
Other expenses, net	161	1,057	550	1,057
Total other expense	7,110	11,071	14,362	29,868
Loss before taxes	(11,099)	(9,762)	(30,820)	(54,333)
Income tax benefit	(3,659)	(3,310)	(8,929)	(17,624)
Net loss	$(7,440)	$(6,452)	$(21,891)	$(36,709)
Earnings per share
Basic	$(0.04)	$(0.03)	$(0.12)	$(0.20)
Diluted	$(0.04)	$(0.03)	$(0.12)	$(0.20)
Weighted average shares outstanding
Basic	182,678	186,810	185,592	181,900
Diluted	182,678	186,810	185,592	181,900

Other Financial Data (1)

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Adjusted EBITDA	$8,696	$9,528	$9,792	$9,285
Adjusted net loss	$(2,738)	$(2,781)	$(13,654)	$(13,400)
Adjusted diluted earnings per share	$(0.01)	$(0.01)	$(0.07)	$(0.07)
(1)
See section titled “GAAP to Non-GAAP Reconciliation”.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	April 2, 2022	October 2, 2021	April 3, 2021
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$51,971	$343,498	$88,732
Accounts and other receivables, net	33,619	38,860	41,733
Inventories	345,046	198,789	277,860
Prepaid expenses and other current assets	41,240	20,564	40,001
Total current assets	471,876	601,711	448,326
Property and equipment, net	70,547	70,335	63,632
Operating lease right-of-use assets	208,531	212,284	181,581
Goodwill and other intangibles, net	146,865	129,020	127,851
Deferred tax assets	2,429	3,734	15,293
Other assets	29,947	25,148	20,632
Total assets	$930,195	$1,042,232	$857,315
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$268,475	$233,597	$262,266
Operating lease liabilities	61,612	61,071	55,395
Income taxes payable	—	6,945	—
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	338,187	309,713	325,761
Operating lease liabilities, noncurrent	149,818	160,037	130,496
Revolving credit facility	45,000	—	—
Long-term debt, net	782,921	786,125	789,339
Other long-term liabilities	—	3,915	2,729
Total liabilities	1,315,926	1,259,790	1,248,325
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 182,784,211, 189,821,011, and 186,884,621 issued and outstanding as of April 2, 2022, October 2, 2021, and April 3, 2021, respectively.	183	190	187
Additional paid in capital	83,074	204,711	194,605
Retained deficit	(468,988)	(422,459)	(585,802)
Total stockholders’ deficit	(385,731)	(217,558)	(391,010)
Total liabilities and stockholders’ deficit	$930,195	$1,042,232	$857,315

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	April 2, 2022	April 3, 2021
Operating Activities
Net loss	$(21,891)	$(36,709)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,817	12,858
Equity-based compensation	5,535	14,111
Amortization of deferred financing costs and debt discounts	986	1,134
Provision for doubtful accounts	418	64
Deferred income taxes	1,305	(8,711)
Gain on disposition of assets	118	(1,753)
Loss on debt extinguishment	—	9,169
Changes in operating assets and liabilities:
Accounts and other receivables	4,823	(10,316)
Inventories	(132,358)	(127,814)
Prepaid expenses and other current assets	(20,306)	(17,095)
Other assets	(4,922)	(6,150)
Accounts payable and accrued expenses	26,588	64,007
Income taxes payable	(6,945)	(1,857)
Operating lease assets and liabilities, net	(5,925)	(2,728)
Net cash used in operating activities	(136,757)	(111,790)
Investing Activities
Purchases of property and equipment	(14,322)	(9,490)
Business acquisitions, net of cash acquired	(29,988)	(6,040)
Proceeds from disposition of fixed assets	407	2,404
Net cash used in investing activities	(43,903)	(13,126)
Financing Activities
Borrowings on revolving credit facility	45,000	—
Repayment of long-term debt	(4,050)	(392,085)
Proceeds from options exercised	329	907
Repurchase and retirement of common stock	(152,146)	(9,562)
Proceeds from issuance of common stock upon initial public offering, net	—	458,587
Net cash (used in) provided by financing activities	(110,867)	57,847
Net decrease in cash and cash equivalents	(291,527)	(67,069)
Cash and cash equivalents, beginning of period	343,498	155,801
Cash and cash equivalents, end of period	$51,971	$88,732
Supplemental Information:
Interest	$13,325	$27,081
Income taxes, net of refunds received	7,358	3,998

GAAP to Non-GAAP Reconciliation

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net loss	$(7,440)	$(6,452)	$(21,891)	$(36,709)
Interest expense	6,949	8,126	13,812	19,642
Income tax benefit	(3,659)	(3,310)	(8,929)	(17,624)
Depreciation and amortization expense(1)	6,576	6,263	15,817	12,858
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	2,918	1,951	5,712	14,111
Loss on debt extinguishment(4)	—	1,888	—	9,169
Costs related to equity offerings(5)	161	1,057	550	9,209
Strategic project costs(6)	2,274	—	3,787	—
Executive transition costs and other(7)	917	5	934	(1,753)
Adjusted EBITDA	$8,696	$9,528	$9,792	$9,285

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net loss	$(7,440)	$(6,452)	$(21,891)	$(36,709)
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	2,918	1,951	5,712	14,111
Loss on debt extinguishment(4)	—	1,888	—	9,169
Costs related to equity offerings(5)	161	1,057	550	9,209
Strategic project costs(6)	2,274	—	3,787	—
Executive transition costs and other(7)	917	5	934	(1,753)
Tax effects of these adjustments(8)	(1,568)	(1,230)	(2,746)	(7,809)
Adjusted net loss	$(2,738)	$(2,781)	$(13,654)	$(13,400)

Diluted earnings per share	$(0.04)	$(0.03)	$(0.12)	$(0.20)
Adjusted diluted earnings per share	$(0.01)	$(0.01)	$(0.07)	$(0.07)
Weighted average shares outstanding
Basic	182,678	186,810	185,592	181,900
Diluted	182,678	186,810	185,592	181,900

(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents amounts paid or accrued in connection with our management services agreement, which was terminated upon the completion of our IPO in November 2020 and are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents equity-based compensation and the related Company payroll tax expense which are reported in SG&A in our condensed consolidated statements of operations.
(4)
Represents non-cash expense due to the write-off of deferred financing costs primarily related to the term loan modification during the three months ended April 3, 2021 and the repayment of our senior unsecured notes during the six months ended April 3, 2021 which are reported in loss on debt extinguishment in our condensed consolidated statements of operations.
(5)
Includes one-time payments of contractual amounts incurred in connection with our IPO that was completed in November 2020 which are reported in SG&A, and costs incurred for follow-on equity offerings in December 2021 which are reported in other expenses, net in our condensed consolidated statements of operations.
(6)
Represents non-recurring costs, such as third-party consulting costs that are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(7)
Includes executive transition costs, losses (gains) on disposition of fixed assets, and other non-recurring, non-cash or discrete items as determined by management. Amounts are reported in SG&A and other expenses, net in our condensed consolidated statements of operations.
(8)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.